SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Jefferies Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JEFFERIES GROUP, INC.

520 Madison Avenue, 12th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 23, 2002

To the Shareholders of Jefferies Group, Inc.:

      The Annual Meeting of Shareholders of Jefferies Group, Inc. will be held at the Company’s principal executive offices at 520 Madison Avenue, 12th Floor, New York, New York, 10022, on Thursday, May 23, 2002, at 1:30 p.m., local time, to consider and act upon:

1.	Election of six Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

2.	Any other business which may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on March 28, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof.

      You are cordially invited to attend the Annual Meeting. If you do not expect to attend, we urge you to return your proxy promptly in the enclosed envelope. The return of the proxy does not affect your right to vote in person should you decide to attend the meeting.

For the Board of Directors,

Jerry M. Gluck
Secretary

April 10, 2002

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING AUDITORS’ FEES
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
PENSION PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT AND INDEPENDENT AUDITORS
OTHER MATTERS
INCORPORATION BY REFERENCE
SHAREHOLDER PROPOSALS

JEFFERIES GROUP, INC.

520 Madison Avenue, 12th Floor
New York, New York 10022

April 10, 2002

PROXY STATEMENT

      The proxy of each shareholder of Jefferies Group, Inc. (the “Company”) is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 520 Madison Avenue, 12th Floor, New York, New York, 10022, on Thursday, May 23, 2002, at 1:30 p.m., local time, and at any adjournment thereof. All shareholders of record at the close of business on March 28, 2002, are entitled to notice of and to vote at the meeting. The Company is first mailing this Notice of Annual Meeting, Proxy Statement and form of proxy to shareholders on or about April 10, 2002.

      The enclosed form of proxy is for use by the Board of Directors at the meeting and any adjournment thereof. Any shareholder who signs and returns the proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date to the Secretary of the Company, or (iii) attending the meeting and voting in person.

      All shares represented by valid proxies received pursuant to this solicitation will be voted in accordance with the directions thereon. In the absence of contrary directions, such shares will be voted (i) for the election of the six nominees for Director whose names are listed herein, and (ii) in the discretion of the proxy holders named in the accompanying proxy as to other matters which may properly come before the meeting.

      Each nominee has consented to being a nominee and to serving as a Director if elected. In the event that any nominee shall be unable to serve as a Director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors of the Company.

      All costs of solicitation of proxies will be borne by the Company. Although there are no formal agreements to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of the Company’s Common Stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, or facsimile transmission, by Directors and Officers of the Company, who will not receive special compensation for such solicitation.

      The outstanding voting securities of the Company consisted of 26,770,194 shares of Common Stock, on March 28, 2002, which is the record date for determining shareholders entitled to notice of and to vote at the meeting. Each share is entitled to one non-cumulative vote for each Director to be elected and one vote on each separate matter of business properly brought before the meeting.

      The election of Directors will be determined by a plurality of the votes cast by holders of the shares present in person or represented by proxy and entitled to vote at the meeting, and approval of other items at the meeting will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on such items at the meeting. Accordingly, in the case of shares that are present or represented at the meeting for quorum purposes, not voting such shares for a particular nominee for Director, including by withholding authority on the proxy, will not operate to prevent the election of such nominee if he otherwise receives affirmative votes; an abstention on any other item will have the effect of a vote against that item; a broker “non-vote” (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) on any other item will have no effect on the vote on such item.

      The votes of all shareholders will be held in confidence from the Company, its Directors, Officers and employees except (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspector of election to certify the results of the vote. The Company has retained EquiServe, First Chicago Trust Division, its transfer agent, as independent inspector of election to receive and tabulate the proxies, certify the results, and perform any other acts required by the Delaware General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each Director, (iii) each Executive Officer named in the Summary Compensation Table and (iv) all Directors and Executive Officers as a group. The information set forth below is as of March 5, 2002, unless otherwise indicated. Information regarding shareholders other than Directors, Executive Officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the Securities and Exchange Commission (“SEC”) and furnished to the Company by such shareholders. The number of shares beneficially owned by each shareholder and the percentage of the outstanding Common Stock those shares represent include shares that may be acquired by that shareholder within 60 days through the exercise of any option, warrant or right. The mailing address of the parties listed below is the Company’s principal business address unless otherwise indicated.

	Shares of		Percentage of
	Common Stock		Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned

Jefferies Group, Inc. Employee Stock Ownership Plan	3,987,324	(1)	15.2%
Richard B. Handler	1,476,650	(2)	5.5%
Frank E. Baxter	956,198	(3)	3.6%
John C. Shaw, Jr.	383,584	(4)	1.5%
Richard G. Dooley	116,095	(5)	*
Jerry M. Gluck	93,535	(6)	*
Frank J. Macchiarola	91,935	(7)	*
Sheldon B. Lubar	48,910	(8)	*
Joseph A. Schenk	33,248	(9)	*
W. Patrick Campbell	10,837	(10)	*
All Directors and Executive Officers	3,294,074	(11)	12.6%

*	The percentage of shares beneficially owned does not exceed one percent of the class.

(1)	The terms of the Jefferies Group, Inc. Employee Stock Ownership Plan (the “ESOP”) provide for the voting rights associated with the shares held by the ESOP to be passed through and exercised exclusively by the participants in the ESOP to the extent that such securities are allocated to a participant’s account. As of November 30, 2001, 3,789,634 shares of Common Stock held in the ESOP Trust were allocated to the accounts of ESOP participants, and 197,690 shares of Common Stock held in the ESOP Trust were held in a leveraged account for future use. Those shares allocated to the accounts of Directors and Executive Officers are indicated on their respective entries in the table and are also included in the ESOP figure. The ESOP and the Trustee of the ESOP, Wells Fargo Bank, N.A., may be deemed to have shared dispositive power over the shares held by the ESOP. The Board of Directors of the Company appoints the members of the committee which serves as the Plan Administrator of the ESOP. Messrs. Richard B. Handler, Chairman and Chief Executive Officer of the Company, John C. Shaw, President and Chief Operating Officer of the Company, Joseph A. Schenk, Chief Financial Officer of the Company, and Melvin W. Locke, Jr., Director of Human Resources of Jefferies & Company, Inc., presently serve on the committee. These individuals each disclaim beneficial ownership of the shares held by the ESOP except those shares allocated to his ESOP account. Wells Fargo Bank, N.A., and its parent company, Wells Fargo & Company, have filed a Schedule 13G with the Securities and Exchange Commission reporting that, at December 31, 2001, such entities beneficially owned 3,987,324 shares, which would represent 15.2% of the Common Stock outstanding at

March 5, 2002. Such entities reported having shared voting power over all of these shares and shared dispositive power over none of them. The Company believes that the beneficial ownership reported by such entities includes the shares held by the ESOP.

(2)	Includes 445,488 shares subject to immediately exercisable options; 1,000 shares subject to options which will become exercisable within 60 days after March 5, 2002; and 25,865 shares held by the Trustee of the ESOP. Participants in the ESOP have sole voting power and no dispositive power over shares allocated to their accounts.

(3)	Includes 43,462 shares subject to immediately exercisable options; 1,000 shares subject to options which will become exercisable within 60 days after March 5, 2002; 9,026 shares Mr. Baxter holds as custodian for his children’s accounts; and 215 shares held by the Trustee of the ESOP.

(4)	Includes 203,967 shares subject to immediately exercisable options; 1,000 shares subject to options which will become exercisable within 60 days after March 5, 2002; 66,179 shares held under the ESOP; and 867 shares held by the Trustee of the Jefferies Group, Inc. Profit Sharing Plan (the “PSP”). Participants in the PSP have sole voting power and limited dispositive power over shares allocated to their PSP accounts.

(5)	Includes 48,037 shares subject to immediately exercisable options.

(6)	Includes 6,545 shares subject to immediately exercisable options; 11,000 shares subject to options which will become exercisable within 60 days after March 5, 2002; 50,211 shares under the ESOP and 676 shares under the PSP.

(7)	Includes 47,991 shares subject to immediately exercisable options; and 394 shares subject to options which will become exercisable within 60 days after March 5, 2002.

(8)	Includes 31,413 shares subject to immediately exercisable options, and 6,367 shares held by Mr. Lubar’s spouse.

(9)	Includes 10 shares held in an account for the benefit of Mr. Schenk’s daughter; 437 shares under the ESOP; and 3,908 shares under the PSP.

(10)	Includes 10,790 shares subject to immediately exercisable options.

(11)	Includes 844,238 shares subject to immediately exercisable options; 21,894 shares subject to options which will become exercisable within 60 days after March 5, 2002; 181,726 shares held under the ESOP for all Executive Officers as a group; and 19,211 shares under the PSP for all Directors and Executive Officers as a group.

ELECTION OF DIRECTORS

      Under the Company’s By-Laws, the Board of Directors is authorized to determine the number of Directors of the Company, which may not be less than six nor more than seventeen Directors. The number of authorized Directors to be elected at the Annual Meeting has been fixed at six. Such Directors will be elected to serve until the next Annual Meeting and until their successors shall be elected and qualify.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND

EXECUTIVE OFFICERS

Nominees

      The following information is submitted concerning the nominees for election as Directors:

      W. PATRICK CAMPBELL, 56, a nominee, has been a Director of the Company since January 2000. Mr. Campbell has been Chairman and Chief Executive Officer of Magex Limited since August 2000. From 1994 until October 1999, Mr. Campbell was Executive Vice President of Corporate Strategy and Business Development at Ameritech Corp. where he was a member of the Management Committee and directed all corporate strategy and merger and acquisition activity. From 1989 to 1994, Mr. Campbell served as President and Chief Executive Officer of Columbia TriStar Home Video, a Sony Pictures Entertainment Company, and

has previously been President of RCA/ Columbia Pictures International Video. Mr. Campbell has also been a director of Black & Veatch since November 1999. Mr. Campbell is also a trustee for the Museum of Science and Industry in Chicago. Mr. Campbell is also a member of the Company’s Audit Committee and Compensation Committee.

      RICHARD G. DOOLEY, 72, a nominee, has been a Director of the Company since November 1993. From 1978 until his retirement in June 1993, Mr. Dooley was Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company (“Mass Mutual”); Mr. Dooley is currently a consultant to Mass Mutual. Mr. Dooley has also been a director of Advest Group, Inc. since 1983, HSB Group, Inc. since 1984, Kimco Realty Corporation since 1990, and various Mass Mutual sponsored investment companies. Mr. Dooley is also a trustee of Saint Anselm College and Chairman of the Board of The Nellie Mae Foundation, Inc. Mr. Dooley is Chairman of the Company’s Compensation Committee and a member of the Audit Committee.

      RICHARD B. HANDLER, 40, a nominee, has been Chairman of the Company since February 2002, and the Chief Executive Officer of the Company and Jefferies & Company, Inc. (“Jefferies”) since January 2001. He also served as Co-President and Co-Chief Operating Officer of both entities during 2000. Mr. Handler was elected to the Board of Directors of the Company in May 1998 and to the Board of Jefferies in May 1993. He was Managing Director of High Yield Capital Markets at Jefferies from May 1993 until February 2000, after co-founding that group as an Executive Vice President in April 1990. He is the President and Chief Executive Officer of the Jefferies Partners Opportunity family of funds and serves on the advisory board of the Wayland Fund of Cargill Financial Services Corporation. Mr. Handler received an MBA from Stanford University in 1987 and a BA in Economics from the University of Rochester in 1983.

      SHELDON B. LUBAR, 72, a nominee, has been Director of the Company since January 1998. Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm, since 1977. From 1987 to 1999, he was Chairman of the Board of Christiana Companies, Inc., a New York Stock Exchange listed company that provides refrigerated warehousing and logistics. Mr. Lubar has also been a Director of C2, Inc. since 1998, Weatherford International, Inc. since 1995, MGIC Investment Corporation since 1991, U.S. Bancorp since 1986, Massachusetts Mutual Insurance Co. since 1977, and Grant Prideco, Inc. since 2000. Mr. Lubar is a member of the Company’s Audit Committee and Compensation Committee.

      FRANK J. MACCHIAROLA, 61, a nominee, has been a Director of the Company since August 1991. He is currently the President of St. Francis College, where he has served in that capacity since July 1996. He also serves as special counsel to the law firm of Tannenbaum, Halpern, Syracuse & Hirschtritt, LLP. Previously, Mr. Macchiarola was a Professor of Law and Political Science and the Dean of the Benjamin N. Cardozo School of Law at Yeshiva University in New York City from 1991 to 1996, Professor of Business in the Graduate School of Business at Columbia University from 1987 to 1991, President and Chief Executive Officer of the New York City Partnership, Inc. from 1983 to 1987 and prior to 1985, he was a faculty member at the City University of New York and Chancellor of the New York City Public School System. Mr. Macchiarola has been a Trustee of the Manville Personal Injury Trust since 1991. Mr. Macchiarola is Chairman of the Company’s Audit Committee and a member of the Compensation Committee.

      JOHN C. SHAW, JR., 55, a nominee, has been President and Chief Operating Officer of the Company and Jefferies since January 2001. Mr. Shaw has also been a Director of the Company since January 2000, and a Director of Jefferies since 1983. Mr. Shaw was Co-President and Co-Chief Operating Officer of the Company from January 2000 through December 2000, and of Jefferies from February 2000 through December 2000. Mr. Shaw was Executive Vice President and Regional Manager of the firm’s Boston office from 1994 to 1997 and began his tenure at Jefferies in 1983 as a Senior Vice President and Regional Manager of the firm’s Chicago office. Before joining Jefferies, Mr. Shaw was a Senior Vice President and Institutional Branch Manager at First Boston in Chicago, and previously, was a Senior Vice President and Branch Manager at Cantor Fitzgerald in Chicago, where he started in 1976.

Other Executive Officers

      The Executive Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Other than Messrs. Handler and Shaw, for whom information is provided above, the following sets forth information as to the Executive Officers:

      JERRY M. GLUCK, 54, has been Secretary and General Counsel of the Company and Jefferies since May 1985 and a Director of Jefferies since November 1984.

      JOSEPH A. SCHENK, 43, has been Chief Financial Officer of the Company since January 2000, and was a Senior Vice President, Corporate Services, of Jefferies, from September 1997 through December 1999. From January 1996 through September 1997, Mr. Schenk was Chief Financial Officer and Treasurer of Tel-Save Holdings, Inc., now Talk.com Inc. From September 1993 to January 1996, Mr. Schenk was Vice President, Capital Markets Group, with Jefferies.

      MAXINE SYRJAMAKI, 57, has been Controller of the Company since May 1987, an Executive Vice President of Jefferies since November 1986 and Chief Financial Officer of Jefferies since September 1984.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

      The Board of Directors of the Company held eight meetings during 2001. Each incumbent member of the Board of Directors attended, during his term of office, at least 75% of the total number of 2001 meetings of the Board of Directors and Committees thereof, of which such Director was a member.

      The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an Executive Committee or a Nominating Committee.

      The current Audit Committee members are Frank J. Macchiarola, Chairman, W. Patrick Campbell, Richard G. Dooley and Sheldon B. Lubar. Each of the Audit Committee members is an independent director as required by the rules of the New York Stock Exchange. The Audit Committee is responsible for reviewing with the independent auditors of the Company and management the independent auditors’ audit and review programs and procedures, the financial statements and the adequacy of the Company’s system of internal accounting controls. The Audit Committee has adopted a written charter which was attached as Appendix I to the Company’s Proxy Statement dated April 11, 2001. The Committee also reviews the professional services provided by the independent auditors and makes recommendations to the Board as to the auditors’ engagement or discharge. During 2001, there were seven meetings of the Audit Committee.

      The current Compensation Committee members are Richard G. Dooley, Chairman, W. Patrick Campbell, Sheldon B. Lubar and Frank J. Macchiarola. The Compensation Committee develops and implements compensation policies, plans and programs for the Company’s Executive Officers. During 2001, there were seven meetings of the Compensation Committee.

DIRECTOR COMPENSATION

      Each non-employee Director (Messrs. Campbell, Dooley, Lubar and Macchiarola) receives an annual retainer of $20,000, paid quarterly, $1,000 for attendance at each of six regular meetings of the Board, and $2,000 for attendance at each special meeting of the Board. In addition, the Chairmen of the Audit and Compensation Committees are paid an annual fee of $3,000, and Directors receive $750 for each Committee meeting attended.

      Under the Company’s 1999 Directors’ Stock Compensation Plan (the “DSCP”), each non-employee Director may elect to receive annual retainer fees, Board and committee meeting fees and Chairman’s fees in the form of cash, stock options, deferred cash, or deferred shares. If a Director elects to be paid in the form of options, the number of options granted, valued using an option valuation methodology determined by the Board, shall have a value equal to the amount of such fees. Such options have an exercise price determined in accordance with the option valuation methodology used by the Board. Each option will vest and become exercisable as to 25% of the underlying shares on the June 30, September 30, December 31, and March 31

following the date of grant (or at a faster rate if options are granted at times other than the customary annual meeting date), except that an option will become fully exercisable at the end of the plan year if the Director serves through such date. Options will expire ten years after the date of grant, except that any part of the option not exercisable at the time a Director ceases to serve as a Director will expire at that time, regardless of the reason for the Director’s termination, and the part of an unexercisable option attributable to fees for service as Chairman or a member of a committee will expire at the time committee service terminates.

      A non-employee Director may elect to defer receipt of annual retainer fees (other than fees paid in the form of options), fees for service as chairman of a Board committee, and Board and committee meeting fees by filing an election prior to the beginning of the plan year. If such fees are deferred in the form of cash, the Company will credit a cash account established for the Director with the amount of fees deferred, at the date such fees otherwise would be payable to the Director. Interest will be credited to such account for a plan year at the prime interest rate in effect at the date of the preceding annual meeting of stockholders.

      If Directors’ fees are deferred in the form of deferred shares, the Company will credit a deferral account established for the Director with a number of deferred shares equal to the number of shares (including fractional shares) having an aggregate fair market value at the date fees otherwise would be payable equal to the amount of fees deferred in such form. Dividend equivalents equal to dividends declared and paid on the Common Stock will be credited on deferred shares then credited to a Director’s account, which amounts will be deemed to be reinvested in additional deferred shares.

      In addition, under the DSCP, an option to purchase 4,500 shares of stock will be granted each year to each Director of the Company who is then eligible to receive an option grant at the close of business on the day of the Company’s annual meeting of stockholders at which Directors are elected by the Company’s stockholders. A newly elected Director is also automatically granted an option to purchase 5,000 shares under the plan.

      Directors who are also employees of the Company are not paid Directors’ fees and are not granted options for serving as Directors.

      Each Director may participate in the Company’s Charitable Gifts Matching Program pursuant to which the Company will match 50% of charitable contributions made by a Director, up to a maximum dollar amount of $1,500 per person per year.

      The children of Directors may also participate (along with the children of all employees of the Company) in the Boyd & Stephen Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. The grants are made by an independent scholarship committee, none of whose members are affiliated with the Company.

EXECUTIVE COMPENSATION

      Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000, and 1999, of those persons who were, during 2001, the Chief Executive Officer and the other four most highly compensated Executive Officers of the Company specified by SEC rules (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long-Term Compensation

					Awards		Payouts

(a)	(b)	(c)	(d)		(f)	(g)	(h)	(i)
				(e)		Securities
				Other		Under-
				Annual	Restricted	Lying		All Other
				Compen-	Stock	Options/	LTIP	Compen-
Name and Principal		Salary	Bonus	sation	Award(s)(2)	SARs	Payouts	sation(3)
Position	Year	($)	($)	($)	($)	(#)	($)	($)

Richard B. Handler	2001	300,000	5,898,640	—	5,740,973	154,048	—	7,599
Chairman &	2000	250,000	8,388,400	—	3,530,804	170,000	—	11,229
Chief Executive Officer	1999	250,000	9,131,838	—	2,772,766	101,000	—	11,610
John C. Shaw, Jr.	2001	250,000	3,012,758	—	1,939,422	27,699	—	7,599
President &	2000	250,000	5,404,000	—	—	190,000	—	11,229
Chief Operating Officer
Joseph A. Schenk	2001	275,000	1,596,899	—	34,848	35,159	—	7,599
Executive Vice Pres. &	2000	275,000	1,718,000	—	—	—	—	11,229
Chief Financial Officer
Jerry M. Gluck	2001	214,000	283,728	—	5,795	303	—	7,599
General Counsel &	2000	214,000	236,000	—	—	—	—	11,229
Secretary	1999	214,000	185,460	—	—	17,545	—	11,610
Frank E. Baxter	2001	400,000	580,720	—	—	—	—	283,049
Chairman Emeritus(4)	2000	400,000	3,739,000	—	—	—	—	339,369
	1999	400,000	3,378,000	—	—	44,462	—	388,367

(1)	The amounts shown include cash and non-cash compensation earned by the Named Executive Officers as well as amounts earned but deferred or invested at the election of those Named Executive Officers. Deferrals are permitted under the Company’s Deferred Compensation Plan, described in the “Report of the Compensation Committee on Executive Compensation.” In addition, the Company has established investment entities and permitted executive officers and others to acquire interests in these entities, including interests paid for with bonus amounts shown in the table above. Such arrangements offer wealth-building opportunities to executive officers and employees similar to deferred compensation plans. Certain of these investment entities are funds that invest on a pari passu basis in all trading and investment activities undertaken by Jefferies’ High Yield Division. See “Certain Relationships and Related Transactions.” Certain other investment entities hold equity and derivative securities including those of companies for which Jefferies or affiliates have provided investment banking and other services. The Company has provided leverage to participating employees for certain of these investment entities, including entities in which the named executive officers have invested. Under this program, the Company matched up to a $75,000 investment by the executive with an equal contribution to the investment fund on his behalf, which matching leverage investment amount plus interest at the prime rate must be repaid out of fund distributions on both the executive’s investment and the leverage investment. Aside from this preference on distributions, the Company has no recourse against the executive for repayment of the leverage investment. If the executive’s employment with the Company does not continue for three years, however, the leverage investment will be forfeited, except in case of termination due to disability or death.

(2)	On December 31, 2001, Named Executive Officers held restricted shares of the Company with an aggregate market value as follows: Mr. Gluck held 1,722 restricted shares with a market value of $72,857; Mr. Handler held 226,349 restricted shares with a market value of $9,576,842; Mr. Schenk held 824 restricted shares with a market value of $34,848; and Mr. Shaw held 1,218 restricted shares with a market value of $51,522. In the case of Mr. Gluck, restrictions on 1,585 restricted shares granted January 27, 1999 lapsed on January 26, 2002. In the case of Mr. Handler, restrictions on 10,000 restricted shares granted March 31, 1999 lapsed on March 31, 2002; restrictions on 93,807 restricted shares granted January 25, 2000 will lapse on June 30, 2002; restrictions on 112,986 shares granted January 23, 2001 will lapse on June 30, 2003; restrictions on 1,093 restricted shares granted on June 7, 2001 lapsed on March 31, 2002; and restrictions on 6,637 restricted shares granted June 30, 2001 will lapse on June 30,

2002. At December 31, 2001, the restricted shares held by the Named Executive Officers included the following forfeitable restricted shares acquired in quarterly transactions during 2001 under the Company’s Deferred Compensation Plan: Mr. Gluck, 137 shares; Mr. Handler, 1,826 shares; Mr. Schenk, 824 shares; and Mr. Shaw, 1,218 shares. The risk of forfeiture on these shares will lapse at December 31, 2003 or earlier upon a change in control of the Company. Dividends are paid on restricted stock on the same basis as on unrestricted common shares.

(3)	The total amounts for 2001 shown in the “All Other Compensation” column include the following:

(a)	The Company’s matching contributions under the Company’s Section 401(k)/ Profit Sharing Plan (“PSP”). During the plan year ended November 30, 2001, Mr. Baxter received $2,807, and Messrs. Gluck, Handler, Schenk and Shaw each received $2,625 as the Company’s matching contributions.

(b)	Contributions and forfeitures under the Company’s Employee Stock Ownership Plan (“ESOP”). During the plan year ended November 30, 2001, each Named Executive Officer’s account was credited with .0326 shares of the Company’s common stock at an original cost of $.9505 per share, and with 2.283 shares at an original cost of $24.1613 per share, for a total value of $55 as a result of such forfeitures. In addition, each Named Executive Officer’s account was credited with 175 shares as a Company contribution to the ESOP, with a value of $7,395 as of December 31, 2001.

(c)	Forfeitures under the PSP. During the plan year ended November 30, 2001, the accounts of each of the Named Executive Officers was credited with $66 as a result of PSP forfeitures.

(d)	Compensation to Mr. Baxter, in the amount of $275,225, resulting from a split-dollar insurance policy purchased by the Company in 2000 for his benefit. In accordance with Securities and Exchange Commission rules, the amount of compensation is calculated on the assumption that most of the premiums paid by the Company represent a long-term, no-interest loan to the executive, the principal amount of which will be fully repaid to the Company fifteen years after purchase of the policy. The amount calculated under this method has been reduced to reflect a portion of the amount of a deferred compensation liability of the Company to Mr. Baxter canceled in 1999. The amount of the canceled liability, assuming interest accruing at a non-preferential rate, is being applied proportionately over the five years during which the Company will pay premiums under the insurance policy, as an offset reducing the reportable compensation resulting from the policy.

(4)	Mr. Baxter served as Chairman of the Board until February 2002, at which point he was named Chairman Emeritus and Mr. Handler became Chairman of the Board. The Company has retained Mr. Baxter as Chairman Emeritus and a consultant for a period of two years, at a rate of compensation of $500,000 per year. For a period of five years, the Company will furnish to Mr. Baxter office space and secretarial support, and will provide the same medical and dental health benefits provided to employees.

OPTION/ SAR GRANTS TABLE

Option/ SAR Grants in Last Fiscal Year

	Individual Grants(1)

	Number of
	Securities	% of Total				Potential
	Underlying	Options/		Market		Realizable Value at Assumed
	Options/	SARs	Exercise	Price on		Annual Rates of Stock Price
	SARs	Granted to	or Base	Date of		Appreciation for Option Term
	Granted	Employees in	Price	Grant	Expiration
Name	(#)	Fiscal Year	($/Sh)	($)	Date	0%	5%	10%

Richard B. Handler	50,000(3)	3.5%	$24.55	$24.55	1/22/2006	—	$339,136	$749,401
	1,182(2)	*	$28.15	$28.15	12/31/2006	—	$10,775	$24,284
	1,023(2)	*	$32.98	$32.98	12/31/2006	—	$10,386	$23,253
	1,038(2)	*	$32.47	$32.47	12/31/2006	—	$9,840	$21,885
	805(2)	*	$42.67	$42.67	12/31/2006	—	$9,491	$20,973
	100,000(4)	7.0%	$36.05	$36.05	1/1/2007	—	$995,995	$2,200,889
John C. Shaw, Jr.	25,000(5)	1.7%	$36.05	$36.05	1/1/2007	—	$248,999	$550,222
	788(2)	*	$28.15	$28.15	12/31/2006	—	$7,183	$16,189
	682(2)	*	$32.98	$32.98	12/31/2006	—	$6,924	$15,502
	692(2)	*	$32.47	$32.47	12/31/2006	—	$6,560	$14,590
	537(2)	*	$42.67	$42.67	12/31/2006	—	$6,331	$13,991
Joseph A. Schenk	394(2)	*	$28.15	$28.15	12/31/2006	—	$3,592	$8,095
	511(2)	*	$32.98	$32.98	12/31/2006	—	$5,188	$11,615
	519(2)	*	$32.47	$32.47	12/31/2006	—	$4,920	$10,943
	402(2)	*	$42.67	$42.67	12/31/2006	—	$4,740	$10,473
Jerry M. Gluck	233(2)	*	$28.15	$28.15	12/31/2006	—	$2,124	$4,787
	70(2)	*	$32.98	$32.98	12/31/2006	—	$711	$1,591

*	This option accounts for less than 1% of the total number of options/ SARs granted to employees in the fiscal year.

(1)	Unless otherwise indicated, all options are non-qualified options which expire at the earlier of the date indicated in the table, the date of termination of the executive’s employment for any reason with respect to the unvested portion of any option, or the date 60 days after termination of employment with respect to the vested portion of any option. The exercise price may be paid in cash, by surrender of previously acquired shares, or in any other manner permitted by the Compensation Committee, and the executive may elect to pay applicable withholding taxes in cash, by having option shares withheld by the Company, or by surrendering previously acquired shares to the Company.

(2)	Options were granted in connection with the Company’s Deferred Compensation Plan. These non-qualified stock options were granted in lieu of payment of cash compensation, at a rate of $10 of foregone compensation for each option (this amount is a “premium” and does not pay down the exercise price). If the aggregate option purchase price represents a discount from the Black-Scholes value of the options at the acquisition date, a portion of the options, proportionate to the discount, will be forfeitable until the earlier of January 1, 2004, death, retirement, three consecutive years of participation in the Plan, or a change in control of the Company. The options will become exercisable at January 1, 2004, except that, if employment terminates for any reason, the options (other than the portion, if any, that is forfeited) will become immediately exercisable. Following any termination of employment (other than upon death), the options will remain outstanding for only 60 days (but in no event past the stated expiration date).

(3)	Options are fully vested and immediately exercisable.

(4)	50,000 shares will become vested and exercisable on each of January 1, 2003, and January 1, 2004.

(5)	12,500 shares will become vested and exercisable on each of January 1, 2003, and January 1, 2004.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/ SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options/SARS at FY-		Options/SARs At FY-
	Acquired On	Value	End(#)Exercisable(E)/		End($) Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable(U)		Unexercisable(1)

Richard B. Handler	—	—	508,488	(E)	$9,580,578	(E)
			105,048	(U)	$682,242	(U)
John C. Shaw, Jr.	—	—	273,967	(E)	$5,382,248	(E)
			28,699	(U)	$200,578	(U)
Joseph A. Schenk	—	—	1,826	(U)	$15,452	(U)
Jerry M. Gluck	—	—	6,545	(E)	$129,264	(E)
			11,303	(U)	$221,202	(U)
Frank E. Baxter	—	—	43,462	(E)	$858,375	(E)
			1,000	(U)	$19,750	(U)

(1)	At December 31, 2001, the closing price of the Company’s Common Stock was $42.31, which was the price used to determine the year-end value tables.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers, and persons who beneficially own more than 10% of the Company’s outstanding Common Stock, to file with the SEC, by a specified date, initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Directors, Executive Officers, and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION, REPORT OF THE AUDIT COMMITTEE and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, the members of which in 2001 were Messrs. Campbell, Dooley, Macchiarola, and Lubar, has furnished the following report on executive compensation:

      To: The Board of Directors and Shareholders of Jefferies Group, Inc.

      Under the supervision of the four members of the Compensation Committee (the “Committee”), each of whom is a non-employee Director, the Company has developed and implemented compensation for executives in a manner intended to enhance the profitability of the Company and thus shareholder value. The Committee has established compensation policies, plans and programs for the Company’s executive officers which are designed to provide competitive levels of compensation, reward productivity and profitability, attract talented employees and encourage long-term service to the Company.

      The Committee administers the Company’s 1999 Incentive Compensation Plan, as amended and restated (the “1999 Plan”). The 1999 Plan provides for cash-based incentive awards, which constitute a major portion of each executive’s total compensation opportunity. The Plan also provides for grants of stock options and other share-based awards. The Committee believes that such awards, which provide substantial rewards to executives if the value of the Company’s stock rises during the life of the award, can be beneficial by encouraging a long-term focus and by aligning the interests of executive officers with the interests of shareholders.

      In implementing compensation policies, plans, and programs for 2001, the Committee considered the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company’s tax deduction for compensation to its chief executive officer and any of the four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company’s compensation policies and programs. To this end, the 1999 Plan was designed and implemented in a manner that should enable the Committee to grant annual incentive awards, stock options, and other awards as qualifying “performance-based compensation” that will remain fully deductible by the Company. The Committee retains the flexibility, however, to enter into arrangements that may result in nondeductible compensation to executive officers. The Committee believes that no compensation otherwise deductible for 2001 was subject to the Section 162(m) deductibility limit.

Compensation Paid to Executive Officers Generally

      Annual compensation paid to executive officers in 2001, including the named executive officers, generally consisted of a base salary and/or draw and an annual bonus which was determined (i) in whole or in part by reference to, for some executives, earnings per share, return on equity, and pre-tax profit margin and, for other executives, net earnings of the Company, and (ii), in the case of executive officers with responsibility for revenue-producing departments or divisions, in whole or in part by reference to departmental or divisional profitability, and, in some cases, revenues or other measures of performance. In addition, in the case of certain executive officers with predominantly administrative functions, in determining the amount of annual bonus payable, the Committee considered individual initiative and performance.

      The amount of each executive officer’s base salary or draw is intended by the Committee to provide a level of income that is predictable, so that such executive officer will be able to meet living expenses and financial commitments. Certain executive officers receive draws, which are forfeitable, against potential bonus amounts. Although the Committee considers competitive practices in this regard, its determination of the level of base salary or draw generally is a subjective one.

      The 1999 Plan contains broad authority to implement annual and long-term incentive awards. The Pay-For-Performance Incentive Plan implements annual bonuses under the 1999 Plan. In accordance with the Pay-For-Performance Incentive Plan, the Committee determined formulas for payment of an annual bonus to each such executive officer in early 2001 with a view to providing an overall compensation opportunity which would represent a competitive compensation package. In particular, these formulas provided for no annual bonus if threshold levels of performance were not achieved, a targeted amount of annual bonus for achievement of target performance, and greater- or less-than target payouts for performance that exceeded or fell short of the specified target levels (as the case may be). The Committee received significant input from the Chief Executive Officer (the “CEO”) in determining the bonus formulas for executive officers other than the CEO. The Committee may in some cases also consider requests from the affected executive in setting the elements and amounts of the executive’s compensation. In the case of executive officers with responsibility for revenue-producing departments or divisions, the Committee assessed the contribution such department or division could make to the Company’s overall financial performance and sought to provide a substantial incentive to the executive officer to maximize such contribution. In determining amounts of annual bonus potentially payable under the Pay-For-Performance Incentive Plan, although the Committee considered competitive practices, its determinations for individuals were generally subjective.

      The Committee in some cases requires or permits portions of annual bonus to be deferred, and to be deemed invested in specified investment vehicles during the period of deferral. During 2001, the Company implemented the Jefferies Group, Inc. Deferred Compensation Plan (the “DCP”), which permits executive officers and other eligible employees to defer cash compensation. Participants who defer compensation receive equity units, each of which consists of three restricted stock units and one stock option. The value of each equity unit, established at the end of each quarter, is equal to 85% of the fair market value of three shares plus a $10 “premium” attributable to the option. The option also has an exercise price equal to 100% of the fair market value of a share on the date of grant. The amounts of salary and bonus deferred by named executives are reflected on the Summary Compensation Table without regard to deferral, except that the stock options acquired under the DCP are shown in the appropriate column and the amounts of salary or bonus have been reduced by the amounts attributable to the acquisition of the options.

      The Committee granted equity-based awards during 2001, apart from the DCP, to executive officers, primarily in the form of options and restricted stock. Most restricted stock grants to executive officers, and some grants of options, represent an alternative form of payout of a cash-denominated annual bonus. These grants in lieu of annual bonus generally have short vesting periods or no vesting period, and usually are made with the concurrence of the affected executive officer. Where equity awards are intended as an additional element of long-term compensation, the grant generally is based on the Committee’s review of trends in the compensation of executives in the securities industry and its subjective judgment as to the appropriate level of total compensation for the executive officer. Long-term equity-based awards serve both to align the interests of executive officers with those of shareholders and to promote retention and long-term service to the Company.

      The Committee considers competitive compensation data, but does not attempt to target total compensation or particular elements of compensation to a percentile of a group of comparable companies.

Compensation Paid to the Chief Executive Officer in 2001

      As members of the Compensation Committee, it is our responsibility to evaluate the performance and establish the compensation level of the Company’s CEO, Richard B. Handler. The Committee has retained William M. Mercer, Incorporated to assist it in setting the compensation of the Chief Executive Officer.

      Mr. Handler’s compensation package for 2001 was intended to motivate and reward him for achieving pre-determined goals with respect to earnings per share, return on equity and pre-tax profit margin, and to provide equity-based compensation that would closely align the CEO’s interests with those of shareholders. In setting Mr. Handler’s compensation opportunities for 2001, the Committee intended that such compensation would be competitive with that of CEOs of other companies of comparable size in the securities industry, but that a large percentage of this compensation would be based upon achievement of objective performance goals.

      For 2001, Mr. Handler’s compensation consisted of a base salary of $300,000, an incentive award implemented under and subject to the terms of the Pay-for-Performance Incentive Plan and equity awards under the Company’s 1999 Incentive Compensation Plan. Mr. Handler’s base salary increased from $250,000 to $300,000, reflecting his broader duties as CEO. The Committee sought, through the payment of salary, to provide Mr. Handler with a non-performance based element of compensation that was certain as to payment. In making this subjective determination, the Committee recognized that, by providing a non-performance based element to the CEO’s compensation, some trade-off exists between a desire to avoid exposing the CEO to excessive amounts of risk and the desire to align the interests of the CEO as closely as possible with those of the Company’s shareholders.

      During the first quarter of 2001, the Committee established the performance goals for Mr. Handler’s annual incentive award, and specified that the target bonus amount payable for achieving the targeted levels of earnings per share, return on equity and pre-tax profit margin for 2001 would be $7 million. Company performance for 2001 exceeded the threshold levels for the specified performance goals, with earnings per share and return on equity falling short of the targeted level and pre-tax profit margin exceeding the targeted level. Accordingly, Mr. Handler earned a bonus of $5,929,000 (a portion of which was converted to stock options under the DCP) as a result of this 2001 performance.

      The Committee determined to grant restricted stock units and stock options to the CEO, to provide a substantial component of compensation that would focus the CEO on long-term growth in the value of the Company’s stock. The grant of 210,000 restricted stock units was subject to a performance condition based on 2001 earnings per share in order to qualify the award as “performance based” under Section 162(m) of the Internal Revenue Code.

      The foregoing report has been furnished by:

Richard G. Dooley, Chairman, W. Patrick Campbell,

Frank J. Macchiarola & Sheldon B. Lubar

* * *

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audited financial statements with management to ensure that the financial statements were prepared in accordance with generally accepted accounting principles and accurately reflect the financial position of the Company. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and has received written disclosures and a required letter from the independent auditors regarding their independence. Based upon its discussions with management, review of the independent auditor’s letter, discussions with the independent auditors and other appropriate investigation, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee has reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining the independent auditor’s independence.

      The foregoing report has been furnished by:

Frank J. Macchiarola, Chairman

W. Patrick Campbell, Richard G. Dooley and Sheldon B. Lubar

* * *

INFORMATION REGARDING AUDITORS’ FEES

      The following fees were paid by the Company to the independent auditors for services rendered during 2001:

      Audit Fees — The Company’s independent auditors have billed the Company for an aggregate of $524,623 for the audit and reviews of the Company’s financial statements.

      Financial Information Systems Design and Implementation Fees — The Company’s independent auditors have not billed the Company for professional services relating to financial information systems design or implementation.

      All Other Fees — The Company’s independent auditors billed the Company an aggregate of $487,050 for all other services performed on behalf of the Company or its benefit plans during 2001. These services included tax related services, compensation and benefit services, accounting consultation and services related to the filing of a registration statement.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s 500, and the Financial Service Analytics Brokerage (“FSA Composite”) Indices for the period of five fiscal years, commencing January 1, 1997 (based on prices at December 31, 1996), and ending December 31, 2001.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

Jefferies Group, Inc.’s Common, Standard & Poor’s 500 and FSA Composite Indices

	1996	1997	1998	1999	2000	2001

Jefferies Group, Inc.	100	204	248	306	438	597
FSA Composite	100	182	209	285	426	327
S&P 500	100	133	171	208	189	166

*	Normalized so that the value of the Company’s Common Stock and each index was $100 on December 31, 1996, assuming all dividends were reinvested and assuming the 1999 spin-off involving Investment Technology Group, Inc. (“ITG”) resulted in a one time dividend having a value equal to the opening market price of the ITG common stock immediately after the spin-off.

PENSION PLAN

      All employees of the Company prior to April 1, 1997, who are citizens or residents of the United States, who are 21 years of age, and who have completed one year of service with the Company are covered by the Jefferies Group, Inc. Employees’ Pension Plan (the “Pension Plan”), a defined benefit plan, which was originally adopted in 1964 and amended in January 1987. The Pension Plan is funded through contributions by the Company and earnings on existing assets in conformance with annual actuarial evaluations. The Pension Plan provides for annual benefits following normal retirement at age 65 equal to 1% of the employee’s covered remuneration from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered remuneration for 1985 and 1986, reduced proportionately for service of less than fifteen years (as of December 31, 1986). Benefits payable under the Pension Plan are not subject to deduction for Social Security benefits or other offsets.

      Covered remuneration for purposes of the Pension Plan includes the employee’s total annual compensation (salaries, bonuses and commissions) not to exceed $100,000 for 1985 and 1986, and $200,000 for 1987. From 1988 through 1993, this latter dollar limitation was adjusted automatically for each plan year to the amount prescribed by the Secretary of the Treasury, or his delegate, for such plan year. From 1994 until 1996, the maximum covered remuneration was $150,000. From 1997 through 1999, the maximum covered remuneration was $160,000, and for 2000 and 2001 the maximum covered remuneration was $170,000. An employee who retires upon normal retirement at age 65 with at least four years of service will receive a full vested benefit. An employee who retires at age 55 with at least four years of service will receive the normal retirement benefit reduced by  1/2% for each month benefit payments commence before age 65. Employees who terminate employment with the Company for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service, and 34% for the fourth year of service. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original Pension Plan formula recognizing pay as the average of 1985 and 1986 remuneration up to $100,000, and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered remuneration through the date of termination. Total years of credited service apply to both the original and amended Pension Plans for purposes of determining vesting and eligibility.

      As of December 31, 2000, the estimated annual benefits payable upon retirement at normal retirement age for each of the Named Executive Officers of the Company are: Mr. Baxter: $52,694; Mr. Gluck: $55,339; Mr. Handler: $71,661; Mr. Schenk: $57,475; and Mr. Shaw: $55,626.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Jefferies has extended credit to certain of its Directors, Officers, employees and shareholders in connection with their purchase of securities on margin. Receivables from its Officers and Directors were $1,701,971 at December 31, 2001. Such extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company believes the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated parties.

      Executive officers of the Company have direct and indirect interests in funds managed by Jefferies that invest on a pari passu basis in all trading and investment activities undertaken by Jefferies’ High Yield Division. Two of the funds, the Jefferies Partners Opportunity Funds (the “JPOFs”), are principally capitalized with equity contributions from institutional and high net worth investors. The third fund, Jefferies Employees Opportunity Fund (“JEOF” and, with the JPOFs, the “Funds”), is principally capitalized with equity investments from employees of the Company. Jefferies and certain executive officers and other employees have direct investments in all three Funds on terms identical to other fund participants, and indirect investments under deferred compensation arrangements that track the financial returns of direct investments. Mr. Handler, Chairman of the Board and Chief Executive Officer, has an aggregate interest of 3.09% in the total members’ equity in the Funds; Mr. Shaw, President and Chief Operating Officer, has an aggregate interest of 0.16% in such total members’ equity; Mr. Schenk, Executive Vice President and Chief Financial Officer, has an aggregate interest of 0.19% in such total members’ equity; Mr. Gluck, General Counsel and Secretary, has an aggregate interest of 0.03% in such total members’ equity; and Mr. Baxter, Chairman Emeritus, has an aggregate interest of 0.06% in such total members’ equity. The High Yield Division and each of the Funds share gains or losses on all trading and investment activities of the High Yield Division on the basis of a pre-established sharing arrangement related to the amount of capital each has available for such transactions. The sharing arrangement is modified from time to time to reflect changes in the respective amounts of available capital. As of December 31, 2001, the Funds were being allocated an aggregate of 68% of such gains and losses. The Funds also reimburse Jefferies for their share of allocable trading expenses. At year end 2001, the High Yield Division had $970 million of combined pari passu capital available from the Funds (including unfunded commitments and availability under the Fund revolving credit facility) and Jefferies for use in the High Yield Division’s investment and trading strategy. The Funds have a revolving credit facility that is collateralized by their investments which is non-recourse to the Company. Jefferies receives a management fee from the JPOFs in an amount equal to 1% per annum of the market value of the funds’ investments and is entitled to a carried interest of 20% of all distributions once investors have received a specified threshold return. JEOF pays Jefferies a management fee of 3% per annum and there is no carried interest. The Funds are actively managed by Mr. Handler. Investors in the Funds would have the right to redeem their investment should Mr. Handler cease actively managing the Funds.

      In 2001, Jefferies advanced funds to Mr. Schenk, Chief Financial Officer of the Company, to facilitate his investment in the Funds and other investment entities available to employees. The aggregate amount of these loans during 2001 was $850,000. During 2001, Mr. Schenk repaid $70,000 of the principal amount, and repaid $280,000 in 2002, leaving an outstanding principal amount of $500,000. The outstanding loan is repayable at the earlier of any disposition of Mr. Schenk’s interest in the Funds or ten years from the date of the loan, or upon demand by Jefferies, and is secured by Mr. Schenk’s equity interest in the Funds. Jefferies has charged Mr. Schenk the same rate of interest on the loans as it charges on outstanding balances in margin accounts generally.

ANNUAL REPORT AND INDEPENDENT AUDITORS

      The Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2001, accompanies this Proxy Statement, but is not deemed a part of the proxy soliciting material.

      KPMG LLP served as the Company’s independent auditors for the year ended December 31, 2001. The appointment of independent auditors is approved annually by the Board of Directors, which approval is based, in part, on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year as well as the qualifications and independence of the audit firm. Shareholder approval is not sought in connection with this selection.

      A representative of KPMG LLP, the independent auditors who examined the consolidated financial statements of the Company for 2001, is expected to be present at the meeting to respond to appropriate questions of shareholders and will have the opportunity to make a statement if he so desires.

OTHER MATTERS

      Management has received no shareholder proposal as of applicable deadlines specified under Securities and Exchange Commission rules, and otherwise does not know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

      Certain financial and other information has been provided in the Annual Report on Form 10-K delivered with this Proxy Statement. The following sections of the Annual Report are hereby incorporated by reference: “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures About Market Risk.”

SHAREHOLDER PROPOSALS

      Shareholder proposals for inclusion in the proxy material relating to the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 520 Madison Avenue, 12th Floor, New York, New York, 10022, no later than December 11, 2002, to be included in the Company’s proxy statement and proxy card, and no later than February 24, 2003, if to be presented at the meeting but not included in the proxy statement or proxy card in order to be considered timely under federal securities laws. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2003 Annual Meeting of Shareholders, any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and the Company’s By-Laws at that time in effect.

For the Board of Directors,

Jerry M. Gluck, Secretary

April 10, 2002

JEFFERIES GROUP, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2002
Solicited on Behalf of the Board of Directors of the Company

P R O X Y

     The undersigned holder(s) of common shares of JEFFERIES GROUP, INC., a Delaware corporation (the “Company”), hereby appoints Richard B. Handler and John C. Shaw, Jr., and each of them, attorneys of the undersigned, with power of substitution, to vote all shares of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 23, 2002, at 1:30 p.m., local time, and at any adjournment thereof, as follows:

1.	Election of Directors. Nominees for directors are: W. Patrick Campbell, Richard G. Dooley, Richard B. Handler, Sheldon B. Lubar, Frank J. Macchiarola, John C. Shaw, Jr.	(change of address/comments)

2.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

(Please sign on reverse side)

SEE REVERSE
SIDE

^ FOLD AND DETACH HERE ^

Annual Meeting of Shareholders

DATE:	May 23, 2002

TIME:	1:30 p.m.

PLACE:	Jefferies & Company, Inc. 520 Madison Avenue, 12th Floor New York, NY 10022

[X]	Please mark your votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of Directors.

		FOR	WITHHELD

1.	Election of Directors (see reverse)	[ ]	[ ]	2.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

For, except vote withheld from the following nominee(s):

Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

SIGNATURE(S) DATE

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Dear Shareholders,

     Only in adversity do the strength and spirit of a company truly shine. 2001 proved to be one of the most difficult years in recent history, and Jefferies not only held its own, but excelled — posting a second consecutive year of record revenues and earnings. Now trading nearly $1 trillion in securities annually, our market capitalization exceeded our goal of $1 billion at year-end 2001, and we are steadily on our way to achieving revenues in excess of $1 billion. More than ever, we are truly committed to being the best in the business. We look at challenge as opportunity and we have built a well-balanced platform that has withstood even this turbulent market. Our balance sheet, human capital base, and infrastructure are strong. We will continue to build on our core competencies of sales and trading, corporate finance, research and asset management to better serve investors and corporate clients as we intensify our middle market focus in 2002.

     We sincerely thank our shareholders, clients and employees for the trust they have placed in us. They are what drive us each and every day.

Richard B. Handler Chairman and CEO	John C. Shaw, Jr. President and COO